SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 4, 2013

SAKS INCORPORATED

(Exact name of registrant as specified in its charter)

TENNESSEE	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12 East 49th Street New York, New York	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 940-5305

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

Pursuant to the Agreement and Plan of Merger, dated as of July 28, 2013 (the “Merger Agreement”), by and among Hudson’s Bay Company (“Hudson’s Bay”), Harry Acquisition Inc., an indirect wholly owned subsidiary of Hudson’s Bay (“Merger Sub”), and Saks Incorporated (the “Company”), on November 4, 2013 (the “Closing Date”), Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as an indirect wholly owned subsidiary of Hudson’s Bay. The events described in this Current Report on Form 8-K took place in connection with the completion of the Merger.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Introductory Note to this Current Report on Form 8-K is incorporated herein by reference.

In the Merger, each share of common stock, par value $0.10 per share, of the Company (“Common Stock”) outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Common Stock owned by the Company and its subsidiaries, Hudson’s Bay or Merger Sub (the “Excluded Shares”)) was converted into the right to receive $16.00 in cash, without interest (the “Merger Consideration”). In addition, as of the Effective Time, (1) each option to purchase a share of Common Stock that was outstanding immediately prior to the Effective Time became fully vested and converted into the right to receive an amount in cash equal to the Merger Consideration, net of the exercise price, (2) each share of Common Stock granted subject to vesting or other lapse restrictions became fully vested and converted into the right to receive an amount in cash equal to the Merger Consideration, (3) each award of performance shares became fully vested and converted into the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of shares subject to the award, with such number determined based on actual performance for completed performance periods and target performance for incomplete performance periods, and (4) each award of performance units that was outstanding immediately prior to the Effective Time became fully vested and converted into the right to receive an amount in cash equal to $1.00 multiplied by the number of units subject to the award, with such number determined based on actual performance for completed performance periods and target performance for incomplete performance periods.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 29, 2013, and is incorporated herein by reference.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the Merger, the Company no longer fulfills the listing requirements of the New York Stock Exchange (the “NYSE”). On the Closing Date, the Company notified the NYSE that the Merger had been completed and requested that the NYSE (i) suspend trading of the Common Stock on the NYSE, (ii) withdraw the Common Stock from listing on the NYSE prior to the open of trading on November 5, 2013, and (iii) file with the SEC a notification of removal from listing on Form 25 to delist the Common Stock from the NYSE and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). As a result, the Common Stock will no longer be listed on the NYSE.

Additionally, the Company intends to file with the SEC certifications on Form 15 under the Exchange Act requesting the deregistration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Section 15(d) of the Exchange Act as promptly as practicable. The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modification to Rights of Security Holders.

As set forth under Item 2.01 of this Current Report on Form 8-K, as of the Effective Time, all outstanding Common Stock (other than the Excluded Shares), options to purchase shares of Common Stock, shares of Common Stock granted subject to vesting or other lapse restrictions, awards of performance shares and awards of performance units of the Company were cancelled and converted into the right to receive the respective consideration specified in the Merger Agreement.

The information set forth under Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now an indirect wholly owned subsidiary of Hudson’s Bay.

In connection with the financing of the Merger, Hudson’s Bay arranged and entered into:

•	certain debt financing with Bank of America, N.A., as administrative agent and collateral agent under each of the debt facilities, providing debt financing comprised of (1) $2.3 billion of term loan facilities of Hudson’s Bay, as borrower, and the parent of Company and certain other subsidiaries of Hudson Bay and the Company party thereto, as guarantors, such facility comprised of (a) a $2.0 billion first lien senior secured term loan facility (the “First Lien Credit Agreement”) and (b) a $300 million second lien senior secured term loan facility (the “Second Lien Credit Agreement”) and (2) a $950 million asset-based revolving facility of the parent of Company, as borrower, and certain other subsidiaries of Hudson’s Bay, as guarantors (the “ABL Credit Agreement”). Under the each of the First Lien Credit Agreement, Second Lien Credit Agreement and ABL Credit Agreement, the parties thereto including the Company may be subject to certain customary representations and warranties, affirmative and negative covenants, mandatory repayment events and events of default; and

•	equity investments in an aggregate amount of approximately $1 billion, including (1) investments of $500 million by HS Investment L.P. pursuant to an equity investment agreement (the “Teachers’ Investment Agreement”) with Ontario Teachers’ Pension Plan Board and HS Investment L.P., pursuant to which Hudson’s Bay agreed to issue an aggregate of up to the Canadian dollar equivalent of $500 million of Hudson’s Bay’s common shares(or, under certain circumstances set forth in the Teachers’ Investment Agreement, voting, convertible, participating preferred shares of Hudson’s Bay in substitution for such Hudson’s Bay common shares), as well as share purchase warrants for an additional 5 million Hudson’s Bay common shares, (2) $250 million from funds advised by West Face Capital Inc. pursuant to equity investment agreement with funds advised by West Face Capital Inc. pursuant to which Hudson’s Bay agreed to issue an aggregate of up to the Canadian dollar equivalent of $250 million of Hudson’s Bay common shares, as well as share purchase warrants for an additional 1.75 million Hudson’s Bay common shares and (3) CDN $275.3 million of gross proceeds raised in an underwritten prospectus offering of 16,050,000 subscription receipts of Hudson’s Bay.

The disclosure regarding the Merger and the Merger Agreement set forth under Items 2.01, 3.03 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the Merger Agreement, as a result of the Merger, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company following the Effective Time. In addition, in connection with the Merger on November 4, 2013, all of the officers of the Company were removed from their respective corporate offices, except that (i) Jennifer de Winter was appointed to the position of Chief Merchant of the Company and (ii) Robert Wallstrom and Michael Burgess remained in their current positions with the Company, and the following persons were appointed as officers of the company in the positions set forth opposite their name:

Richard Baker	Chief Executive Officer
Don Watros	President
Mike Culhane	Chief Financial Officer
Marc Metrick	Chief Administrative Officer
Lucas Evans	Senior Vice President, Treasurer
David Pickwoad	General Counsel and Secretary

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the restated charter and amended and restated bylaws of the Company were amended and restated in accordance with the terms of the Merger Agreement.

A copy of the amended and restated charter and amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The disclosure regarding the Merger and the Merger Agreement set forth under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 8.01	Other Events.

On November 4, 2013, Hudson’s Bay issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document

2.1	Agreement and Plan of Merger, dated as of July 28, 2013, by and among Hudson’s Bay Company, Harry Acquisition Inc. and Saks Incorporated (incorporated by reference to Exhibit 2.1 to Saks Incorporated’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2013)

3.1	Amended and Restated Charter of Saks Incorporated

3.2	Amended and Restated Bylaws of Saks Incorporated

99.1	Press Release of Hudson’s Bay Company dated November 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAKS INCORPORATED

Date: November 4, 2013	/s/ David Pickwoad
David Pickwoad General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of July 28, 2013, by and among Hudson’s Bay Company, Harry Acquisition Inc. and Saks Incorporated (incorporated by reference to Exhibit 2.1 to Saks Incorporated’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 29, 2013)

3.1	Amended and Restated Charter of Saks Incorporated

3.2	Amended and Restated Bylaws of Saks Incorporated

99.1	Press Release of Hudson’s Bay Company dated November 4, 2013